UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

November 19, 2011
(Date of earliest event reported)

GEOGLOBAL RESOURCES INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-32158 (Commission File Number)	33-0464753 (I.R.S. Employer Identification No.)

200, 625 – 4 Avenue S.W.
Calgary, Alberta, Canada    T2P 0K2
(Address of principal executive offices)

Telephone Number (403) 777-9250
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former name or address, if changed since last report)

Item 1.01.            Entry into a Material Definitive Agreement.

On November 21, 2011, GeoGlobal Resources Inc. (the “Company”) closed a private placement transaction with The Israel Land Development Company – Energy Ltd. (“ILDE”) and entered into certain other agreements in connection therewith as more fully described below.

Stock Purchase Agreement

Under the terms of a Stock Purchase Agreement (the “Stock Purchase Agreement”), the Company issued 16,466,639 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) to ILDE representing 19.9% of the issued and outstanding shares of Common Stock prior to the issuance, for total consideration of US$3.9 million.

The Stock Purchase Agreement contains customary representations, warranties and covenants for transactions of this type.  These representations, warranties and covenants were made solely for purposes of the Stock Purchase Agreement and should not be relied upon by any investor in the Company, nor should any investor rely upon any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its subsidiaries or affiliates.  Investors in the Company are not third party beneficiaries under the Stock Purchase Agreement.

Effective as of the closing of the transactions contemplated by the Stock Purchase Agreement, the Company will cause one director then serving on the Board of Directors of the Company (the “Company Board”) to resign from the Company Board and the Company, acting through the Company Board, will appoint one individual selected by ILDE to fill the vacancy.  Thereafter, for so long as ILDE and its affiliates hold at least 16% of the issued and outstanding shares of Common Stock, the Company will take such action as is necessary to nominate one individual selected by ILDE to serve on the Company Board.

The foregoing description of the Stock Purchase Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Securities Purchase and Exchange Agreement

Under the terms of a Securities Purchase and Exchange Agreement (the “Securities Purchase and Exchange Agreement”), subject to the approval of the stockholders of the Company and the other conditions described below, the Company agreed to issue to ILDE 32,740,479 shares of Common Stock and 16,466,639 warrants to purchase shares of Common Stock (the “Warrants”) in exchange for the issuance by ILDE of 28,402,262 ordinary shares of ILDE (the “ILDE Ordinary Shares”) to the Company (the “Share Exchange” and the closing of the Share Exchange is referred to herein as the “Share Exchange Closing”).  In addition, the Company agreed to grant ILDE the right, exercisable in whole or in part from time to time following receipt of the Stockholder Approval (as defined below) and through July 31, 2012, to subscribe for and purchase from the Company up to 16,466,639 units (“Units”), with each Unit consisting of (i) one share of Common Stock and (ii) one Warrant.  The purchase price per Unit is US$0.24 (subject to customary anti-dilution adjustments).  The Warrants to be issued at the Share Exchange Closing and the Warrants underlying the Units have an exercise price of US$0.30 (subject to customary anti-dilution adjustments) and may be exercised for a period of 12 months following the date that is six months after the date of applicable issue.

The Securities Purchase and Exchange Agreement contains customary representations, warranties and covenants for transactions of this type.  These representations, warranties and covenants were made solely for purposes of the Securities Purchase and Exchange Agreement and should not be relied upon by any investor in the Company, nor should any investor rely upon any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its subsidiaries or affiliates.  Investors in the Company are not third party beneficiaries under the Securities Purchase and Exchange Agreement.

From the date of the Securities Purchase and Exchange Agreement until the earlier of (i) May 31, 2012 and (ii) the Share Exchange Closing, the Company is subject to certain “no-shop” restrictions on its abilities to solicit alternative transactions.  The no-shop provision is subject to a “fiduciary-out” provision that allows the Company Board under certain circumstances to change its recommendation to the Company’s stockholders regarding the Securities Purchase and Exchange Agreement in favor of an alternative proposal that is determined to be superior to the Securities Purchase and Exchange Agreement (a “Superior Proposal”) based on the parameters described therein.

Consummation of the transactions contemplated by the Securities Purchase and Exchange Agreement (the “SPEA Transactions”) is subject to various closing conditions including: (i) approval by the stockholders of the Company in accordance with applicable law, the organizational documents of the Company and Section 713 of the NYSE Amex Rules (the “Stockholder Approval”); (ii) approval by the Tel Aviv Stock Exchange of the registration of the ILDE Ordinary Shares to be issued to the Company in the Share Exchange; (iii) the absence of any law or order then in effect that would have the effect of making the SPEA Transactions illegal or otherwise restricting, preventing or prohibiting the SPEA Transactions; and (iv) the absence of any pending or threatened legal action wherein an unfavorable order would reasonably be expected to (A) prevent consummation of the SPEA Transactions or any part thereof, (B) cause the SPEA Transactions or any part thereof to be rescinded following consummation thereof or (C) cause or require the payment by the Company of any damages, fines or other penalties or awards that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (as defined in the Securities Purchase and Exchange Agreement).  In addition, each party’s obligation to consummate the SPEA Transactions is subject to certain other conditions including: (i) the accuracy of the other party’s representations and warranties in the Securities Purchase and Exchange Agreement in all material respects; (ii) the other party’s compliance in all material respects with the obligations required to be performed by it under the Securities Purchase and Exchange Agreement; and (iii) the absence of any material adverse effect with respect to the other party.

The Securities Purchase and Exchange Agreement may be terminated by: (i) mutual written agreement of the parties; (ii) the Company or ILDE if (A) the Stockholder Approval shall have not been received by February 12, 2012 or (B) the SPEA Transactions are permanently restrained, enjoined or otherwise prohibited by a final and nonappealable order; (iii) the Company upon (A) the occurrence of an ILDE Material Adverse Effect (as defined in the Securities Purchase and Exchange Agreement) or (B) a breach or violation of any representation, warranty, covenant or agreement on the part of ILDE set forth in the Securities Purchase and Exchange Agreement which results in the failure of the related closing condition to be satisfied and is not cured in accordance with the Securities Purchase and Exchange Agreement; or (iv) ILDE upon (A) the occurrence of a Company Material Adverse Effect, (B) a breach or violation of any representation, warranty, covenant or agreement on the part of the Company set forth in the Securities Purchase and Exchange Agreement which results in the failure of the related closing condition to be satisfied and is not cured in accordance with the Securities Purchase and Exchange Agreement or (C) the Company Board or any committee thereof withdraws or modifies, or proposes publicly to withdraw or modify, in a manner adverse to ILDE, the approval or recommendation by the Company Board or such committee of the SPEA Transactions.

If the Securities Purchase and Exchange Agreement is terminated pursuant to (x) clause (ii)(A) above, then the Company will be required to pay to ILDE a fee in the amount of US$2 million or (y) clause (iv)(C) above and, either before such termination or within 12 months after such termination the Company enters into a definitive agreement with respect to, or consummates, a transaction that constitutes a Superior Proposal, then the Company will be required to pay to ILDE a fee in the amount of US$3 million.

Upon receipt of the Stockholder Approval, the Company will cause one director then serving on the Company Board to resign from the Company Board and the Company, acting through the Company Board, will appoint one individual selected by ILDE to fill such vacancy until the subsequent annual meeting of stockholders of the Company.  Thereafter, for so long as ILDE and its affiliates hold at least 18.75% of the issued and outstanding shares of Common Stock, the Company will take such action as is necessary to nominate two individuals selected by ILDE to serve on the Company Board (which two individuals, for the avoidance of doubt, will be inclusive of any individual that ILDE is entitled to nominate to serve on the Company Board pursuant to the Stock Purchase Agreement).

The foregoing description of the Securities Purchase and Exchange Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase and Exchange Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

In connection with the Stock Purchase Agreement and the Securities Purchase and Exchange Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) whereby the Company agreed to use its commercially reasonable efforts to ensure that all of the Common Stock underlying the securities issued or issuable pursuant to the Stock Purchase Agreement and the Securities Purchase and Exchange Agreement will be covered by an effective registration statement for resale as soon as practicable.

Subject to the Company’s suspension right described below, the Company agreed to use its commercially reasonable efforts to maintain the effectiveness of its shelf registration statement until the earlier to occur of (1) such date as all of the shares of Common Stock held by ILDE have been sold, and (2) such date as all of the shares of Common Stock held by ILDE may be sold pursuant to Rule 144 under the Securities Act of 1933 without volume or manner of sale restrictions.  The Company has the right to postpone or suspend the filing or effectiveness of the shelf registration statement (but not for a period exceeding 20 consecutive trading days or for a total of not more than 60 trading days in any 12 month period) if the Company determines, in good faith, that such registration would not be in the best interests of the Company.

The Company agreed to pay all expenses associated with the registration of the Common Stock issued to ILDE, including ILDE’s reasonable expenses in connection with the registration but excluding discounts, commissions, fees of underwriters, selling brokers, deal managers or similar securities industry professionals related to a sale of the Common Stock.

The foregoing description of the Registration Rights Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Supporting Agreements

The Company and ILDE also entered into a voting agreement with Jean Paul Roy, a director and stockholder of the Company who holds 22,419,991 shares of Common Stock as of the date of this Current Report on Form 8-K, pursuant to which Jean Paul Roy has agreed to vote all of the shares of Common Stock beneficially owned by him in favor of the Stockholder Approval.  In addition, certain other stockholders of the Company, together holding 1,588,210 shares of Common Stock, have executed proxies in favor of ILDE, pursuant to which ILDE is permitted to vote all of such shares of Common Stock in favor of the Stockholder Approval.

Item 5.03.             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)(1)                     On November 19, 2011, the Company Board amended Section 1.2 of the By-Laws of the Company (the “By-Laws”).

(a)(2)                     As amended, Section 1.2 of the By-Laws now reads: “A special meeting of stockholders may be called at any time by the Chairman of the Board, by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board (as defined below) or by the Secretary at the direction of 33 1/3% of the voting power of all the then outstanding shares of the voting stock, voting together as a single class upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting.  Any such meeting shall be held at such time and at such place, within or without the State of Delaware, as shall be determined by the body or person calling such meeting and as shall be stated in the notice of such meeting.  The Whole Board shall mean the total number of directors which the Corporation would have if there were no vacancies.”

Item 8.01.              Other Events.

On November 22, 2011, the Company issued a press release announcing the transactions described in this Current Report on Form 8-K.  A copy of such press release is attached hereto as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits.
(d) Exhibits.          The following exhibits are furnished with this report:
Exhibit 10.1           Stock Purchase Agreement
Exhibit 10.2           Securities Purchase and Exchange Agreement
Exhibit 10.3           Registration Rights Agreement
Exhibit 99.1           Press Release of GeoGlobal Resources Inc. dated November 22, 2011.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  November 23, 2011

GEOGLOBAL RESOURCES INC.
(Registrant)

/s/ Paul B. Miller
Paul B. Miller
President and CEO

EXHIBIT INDEX

Exhibit Number	Description
10.1	Stock Purchase Agreement
10.2	Securities Purchase and Exchange Agreement
10.3	Registration Rights Agreement
99.1	Press Release of GeoGlobal Resources Inc. dated November 22, 2011